Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DiamondRock Hospitality Company 2004 Stock Option and Incentive Plan of DiamondRock Hospitality Company of our report dated March 11, 2005, with respect to the financial statements of Orlando Airport Marriott Hotel included in the Registration Statements on Form S-11 (No. 333-132266 and No. 333-132848) and in Form 8-K/A (Amendment No. 1) dated February 7, 2006 of DiamondRock Hospitality Company.

/s/ Ernst & Young, LLP

Chicago, Illinois
April 7, 2006